EXHIBIT 99.1

CapitalSource Reports Second Quarter 2013 Results

  Net Income of $29 Million or $0.15 Per Share
  Quarterly Loan Growth of $346 million (5.8%) at CapitalSource Bank, Not Including $58 Million of Loans Purchased from the Parent
  Net Interest Income of $86 million at CapitalSource Bank is 6% Higher Than Prior Year Quarter
  Net Interest Margin at CapitalSource Bank of 4.79%
  All Remaining Securitization Debt Repaid

LOS ANGELES, July 23, 2013 (GLOBE NEWSWIRE) -- CapitalSource Inc. (NYSE:CSE) today announced financial results for the second quarter of 2013. The Company reported net income for the quarter of $29 million or $0.15 per diluted share compared to net income of $29 million or $0.14 per diluted share in the prior quarter and net income of $40 million or $0.17 per diluted share in the second quarter of 2012, not including the impact of the reversal of $347 million of the Company's deferred tax asset valuation allowance which added $1.49 per diluted share to net income in the second quarter of 2012.

"We are extremely pleased with loan growth in the second quarter totaling $346 million or 5.8% at CapitalSource Bank - based on very strong new loan production of $710 million," said James J. Pieczynski, CapitalSource Chief Executive Officer. "Though pricing pressure continued, its impact moderated significantly in recent months as we saw only a five basis point decline for the all-in yield on new loans written in the quarter. We continued to benefit from the diversity and national footprint of our specialty lending franchise, with significant production coming from our commercial real estate, multi-family, technology cash flow and equipment finance groups."

"The second quarter at CapitalSource Bank was in line with our expectations, as our growth and profitability metrics continue to outperform most of our peer banks of comparable size," said Tad Lowrey, CapitalSource Bank Chairman and Chief Executive Officer. "Our net interest margin was down from the prior quarter as we expected, but still above most peers at 4.79%. Our credit performance remained stable, our return on average assets at 1.6% was consistent with the last eight quarters which averaged 1.7% and our capital ratios remain well above industry norms with a Tier 1 leverage ratio of 13.51% at quarter end," concluded Lowrey.

"We made substantial progress again this quarter in both simplifying and strengthening the Parent balance sheet," said John Bogler, Chief Financial Officer. "We paid off the remaining securitization debt, completed a loan sale to CapitalSource Bank of $58 million and added significantly to unrestricted cash which totaled $167 million at quarter end. Loan sales and payoffs in the quarter reduced the total remaining loan balance at the Parent to $257 million, all of which are now unencumbered, and total Parent assets declined to $892 million including our $349 million deferred tax asset. The only remaining Parent debt is $410 million of trust preferred securities, which do not begin to mature until 2035," added Bogler.

CAPITALSOURCE BANK SEGMENT

This segment includes our commercial lending and banking business activities in CapitalSource Bank.

Second Quarter 2013 Highlights

  Net Income was $30 million, a decline of $5 million from the prior quarter, due to increased provision for loan loss related primarily to loan growth and non-interest expenses returning to a more normalized level.

  Loans and Leases increased $404 million or 6.8%, including $58 million of loans purchased from the Parent. New funded loan and lease production was $710 million, excluding the Parent loan purchase, compared to $575 million in the prior quarter. Total loans and leases were $6.4 billion at quarter end, an increase of 20% from one year ago.

  Net Interest Margin was 4.79%, a decrease of 29 basis points from the prior quarter, primarily due to decreases in loan yields and the absence of certain one-time items which contributed 15 bps to NIM in the first quarter. Loan yield declined 23 bps in the quarter to 6.45%, primarily due to repayments and re-pricing of existing loans and lower yields on new loans as pricing pressure continued. The ending loan balance was $324 million greater than the average loan balance for the quarter, so the full impact from the transition from lower yielding assets to loans will contribute favorably to NIM in the third quarter.

  Capital - The Tier 1 leverage ratio increased 13 basis points to 13.51%, while the total risk-based capital ratio decreased 50 basis points to 16.18%.

  Credit Quality - All credit quality metrics were within acceptable parameters. Loan loss provision was $7.1 million, compared to $3.2 million in the prior quarter, due primarily to provisions attributable to strong loan growth in the quarter. Non-performing assets increased by $26 million to $62 million or 0.80% of total assets, compared to 0.48% at the end of the prior quarter, but remained comfortably within an acceptable range below 1%. Net charge-offs were $1.9 million in the quarter, compared to $2.2 million in the prior quarter, and were 0.16% as a percentage of average loans for the twelve month period ended June 30, 2013, compared to 0.27% for the twelve month period ended March 31, 2013.

Second Quarter Details

	Quarter Ended
				6/30/13 vs 3/31/13		6/30/13 vs 6/30/12
	6/30/2013	3/31/2013	6/30/2012	$	%	$	%
($ in thousands)
Interest income	$ 101,237	$ 102,356	$ 96,112	$ (1,119)	(1)%	$ 5,125	5%
Interest expense	15,430	14,791	15,394	(639)	(4)	(36)	—
Provision for loan losses	7,056	3,152	12,569	(3,904)	(124)	5,513	44
Non-interest income	15,116	13,533	13,198	1,583	12	1,918	15
Non-interest expense	43,405	38,906	43,179	(4,499)	(12)	(226)	(1)
Income tax expense	20,392	24,397	15,106	4,005	16	(5,286)	(35)
Net income	30,070	34,643	23,062	(4,573)	(13)	7,008	30

Net Interest Margin was 4.79%, a decrease of 29 basis points from the prior quarter due primarily to a 19 basis point impact from the decline in loan yields, a 7 basis point decline from generally non-recurring items in the investment portfolio and a 3 basis point decline due to holding higher cash and investments in anticipation of funding strong loan growth. With the ending loan portfolio balance $324 million higher than the average for the period, the favorable asset mix change will mitigate any spread compression in the next quarter.

	Quarter Ended
	6/30/2013				3/31/2013
Net Interest Margin	Average Balance	Interest Income/Expense	Average Yield/Cost		Average Balance	Interest Income/Expense	Average Yield/Cost
($ in thousands)
Loans	$ 5,895,895	$ 94,784	6.45%	(1)	$ 5,659,939	$ 93,295	6.68%
Investment securities	1,026,601	6,048	2.36		1,116,772	8,772	3.19
Cash and other interest-earning assets	263,520	405	0.62		214,485	289	0.55
Total interest-earning assets	7,186,016	101,237	5.65		6,991,196	102,356	5.94
Deposits	5,784,433	12,747	0.88		5,638,528	12,106	0.87
Borrowings	601,868	2,683	1.79		599,278	2,685	1.82
Total interest-bearing liabilities	6,386,301	15,430	0.97		6,237,806	14,791	0.96
Net interest income / spread		$ 85,807	4.68%			$ 87,565	4.98%
Net interest margin			4.79%				5.08%

(1) Loan yield for the quarter included 46 basis points of fee and discount accretion, compared to 55 basis points in the prior quarter

	Quarter Ended
	6/30/2013	3/31/2013
Items Impacting NIM	Increase in NIM

MBS prepayment speed benefit	0.02%	0.09%
CMBS prepayment discount accretion	0.00	0.05
Collection of non-accrual interest	0.00	0.01
Total	0.02%	0.15%

Non-interest Expense was $43 million, an increase of $4 million from the prior quarter due primarily to increases in incentive compensation and loan servicing expenses. The prior quarter reflected a $1.2 million reversal of over accrued 2012 incentive compensation while the current quarter includes $1.4 million of increased incentive compensation expense for the current year's performance relative to plan. Third party expenses and loan servicing expense also declined in the prior quarter, but these expenses were higher this quarter and fluctuate from period to period.

Income Tax Expense was $20 million for the quarter, compared to $24 million in the prior quarter. The effective tax rate for the quarter was 40.4%, compared to 41.3% in the prior quarter.

Cash and Investments decreased by $122 million to $1.2 billion. The portfolio yield increased by 19 basis points, primarily due to a lower mix of cash and cash equivalents.

Cash and Investments	6/30/2013			3/31/2013
($ in thousands)	Balance	Yield	Duration (Years)	Balance	Yield	Duration (Years)
Cash and cash equivalents and restricted cash	$ 158,026	0.19%	0.0	$ 309,943	0.23%	0.0
Agency MBS	911,472	2.29%	3.5	887,593	2.33%	2.9
Non-agency MBS	25,435	4.75%	1.9	37,285	4.20%	2.1
CMBS	74,713	2.49%	1.3	80,815	2.55%	1.9
CLO	47,857	2.75%	6.0	22,868	3.18%	7.7
Asset-backed securities	4,088	11.62%	1.0	4,597	11.65%	1.0
U.S. Treasury and agency securities	16,807	3.14%	5.8	17,431	2.19%	5.9
	$ 1,238,398	2.14%	3.0	$ 1,360,532	1.95%	2.3

Loans and Leases increased $404 million (6.8%) from the prior quarter, including $58 million of loans purchased from the Parent. Excluding the loan purchase, loans and leases increased $346 million or 5.8%.

	Quarter Ended
Loan and Lease Roll Forward (1)	6/30/2013	3/31/2013	6/30/2012
($ in thousands)
Beginning balance	$ 6,006,817	$ 5,803,690	$ 5,088,426
New loans or commitment increases funded	709,964	574,616	595,737
Existing loans and leases
Principal repayments, net (2)	(346,973)	(402,306)	(265,491)
Leased equipment depreciation	(3,527)	(3,400)	(2,288)
Transfers to held for sale, net	—	(19,676)	(31,519)
Loan sales (3)	(11,977)	(10,253)	(38,615)
Transfers to foreclosed assets	—	(728)	(176)
Net charge-offs	(1,916)	(2,218)	(7,401)
Loans purchased from the Parent	58,010	67,092	—
Ending balance - Net principal	$ 6,410,398	$ 6,006,817	$ 5,338,673
Deferred fees and discounts	(44,340)	(45,117)	(51,813)
Ending balance - Net book	$ 6,366,058	$ 5,961,700	$ 5,286,860

(1) Includes operating leases and equity investments related to operating leases which are included in other assets and other investments, respectively, on our balance sheet
(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio
(3) Consists of loans that were both transferred to HFS and sold within the period reported

	Quarter Ended
Loan and Lease Portfolio Detail	6/30/2013	3/31/2013	6/30/2012
($ in thousands)
Healthcare Asset Based	$ 138,058	$ 143,190	$ 145,758
Equipment Finance(1)	676,225	622,158	470,275
Lender Finance & Timeshare	867,942	868,865	761,310
Insurance Premium Finance	25,696	22,075	7,638
Other Asset Based	55,009	60,153	47,103
Total Asset Based	1,762,930	1,716,441	1,432,084
General Cash Flow	243,970	161,246	263,593
Technology Cash Flow	686,878	619,120	511,880
Healthcare Cash Flow	447,688	422,028	315,719
Security Cash Flow	341,094	336,890	323,414
Professional Practice	166,537	176,806	147,084
Total Cash Flow	1,886,167	1,716,090	1,561,690
General Commercial Real Estate	807,295	727,741	684,312
Multi Family	1,009,485	913,246	884,164
Healthcare Real Estate	679,971	677,612	570,888
Small Business	264,550	255,687	205,535
Total Real Estate	2,761,301	2,574,286	2,344,899
Total - Net Principal	6,410,398	6,006,817	5,338,673
Deferred fees and discounts	(44,340)	(45,117)	(51,813)
Total - Net Book	$ 6,366,058	$ 5,961,700	$ 5,286,860

(1) Includes $147 million of operating leases and related equity investments as of June 30, 2013 and $141 million as of March 31, 2013, which are included in Other Assets and Other Investments, respectively

Deposits were $5.9 billion at quarter end, an increase of $129 million (2.2%) from the prior quarter. The weighted average interest rate on total deposits increased 1 basis point to 0.89% at quarter end. The weighted average rate of new and renewing time deposits in the quarter was 0.88%, compared to 0.87% in the prior quarter.

FHLB Borrowings were $675 million, an increase of $75 million from the prior quarter. The ending balance includes $80 million of overnight advances used to fund strong loan growth near the end of the quarter. The overnight advances are expected to be repaid with future deposit growth. Excluding the overnight advances, the weighted average rate of FHLB borrowings was 1.78% as of June 30, 2013, compared to 1.77% at the end of the prior quarter and the average remaining maturity was 2.9 years, compared to 3.1 years at the end of the prior quarter.

Allowance for Loan and Lease Losses was $105 million or 1.69% of the loan portfolio as detailed below.

	Quarter Ended
Allowance for Loan and Lease Losses	6/30/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 98,512	$ 1,327	$ 99,839
Provision	5,485	1,571	7,056
Charge-offs, net	—	(1,916)	(1,916)
Ending balance	$ 103,997	$ 982	$ 104,979	1.69%

	Quarter Ended
	3/31/2013
	General	Specific	Total	% Loans
Beginning balance	$ 97,073	$ 1,832	$ 98,905
Provision	1,439	1,713	3,152
Charge-offs, net	—	(2,218)	(2,218)
Ending balance	$ 98,512	$ 1,327	$ 99,839	1.72%

Non-performing Assets increased by $26 million to $62 million, though one $15 million loan added to non-accruals in the quarter was sold early in the third quarter at a small after-tax loss.

Non-performing Assets	6/30/2013		3/31/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 53,902	0.69%	$ 24,169	0.32%
Non-accrual loans - delinquent 30-89 days	404	0.01	2,567	0.03
Non-accrual loans - delinquent 90+ days	3,767	0.05	3,725	0.05
Total non-accrual loans	58,073	0.75	30,461	0.40
REO and foreclosed assets	4,181	0.05	5,545	0.08
Total non-performing assets	$ 62,254	0.80%	$ 36,006	0.48%

Troubled Debt Restructurings were $19 million, all of which were on non-accrual and $0.1 million of which were delinquent. At March 31, 2013 troubled debt restructurings were $22 million, all of which were on non-accrual and $0.1 million of which were delinquent.

OTHER COMMERCIAL FINANCE SEGMENT

This segment includes the CapitalSource Inc. loan portfolio and other business activities at the Parent.

Second Quarter 2013 Details

Net Loss was $2 million, compared to a net loss of $5 million in the prior quarter.

	Quarter Ended
				6/30/13 vs. 3/31/13		6/30/13 vs. 6/30/12
	6/30/2013	3/31/2013	6/30/2012	$	%	$	%
($ in thousands)
Interest income	$ 5,910	$ 9,966	$ 22,978	$ (4,056)	(41)%	$ (17,068)	(74)%
Interest expense	3,044	3,372	4,770	328	10	1,726	36
Provision for loan losses	(2,224)	9,353	(2,033)	11,577	124	(191)	(9)
Non-interest income	628	5,242	1,594	(4,614)	(88)	(966)	(61)
Non-interest expense	11,231	10,653	11,629	(578)	(5)	398	3
Income tax benefit	(3,063)	(2,755)	(355,123)	308	11	(352,060)	(99)
Net (loss) income	(2,450)	(5,415)	365,329	2,965	55	(367,779)	(101)

Interest Income was $6 million, a decrease of $4 million from the prior quarter due primarily to a lower average loan balance as the Parent loan portfolio continues to liquidate.

Non-interest Income was $1 million compared to $5 million in the prior quarter, due to a $3.4 million decline in gain on the sale of assets. The equity investments on the Parent's balance sheet which produced higher capital gains and dividends in the prior quarter are legacy assets and any future gains or dividends are not predictable.

Non-interest Expense was $11 million, unchanged from the prior quarter.

Unrestricted Cash at quarter end was $167 million, an increase of $96 million from the prior quarter. The largest sources of cash were loan sales and principal collections of $93 million, which includes proceeds from the sale of $58 million of loans from the Parent to the Bank, and tax payments from the Bank to the Parent of $18 million. The principal use of cash in the quarter was the repayment of outstanding securitization debt, which is now fully repaid.

Loans decreased by $92 million from the prior quarter to $257 million as detailed below, including $58 million of loans sold to CapitalSource Bank. There were no remaining securitized loans at the end of the quarter, as all remaining securitized debt was paid off, compared to $226 million at the end of the prior quarter.

	Quarter Ended
Loan and Lease Roll Forward	6/30/2013	3/31/2013	6/30/2012
($ in thousands)
Beginning balance	$ 351,397	$ 526,319	$ 899,836
Existing loans and leases
Principal repayments, net (1)	(27,269)	(42,389)	(56,857)
Transfers to held for sale, net	—	(8,299)	—
Loan sales (2)	(6,038)	(47,875)	(20,174)
Transfers to foreclosed assets	—	—	—
Net charge-offs	(716)	(9,267)	(21,678)
Intercompany sales	(58,010)	(67,092)	—
Ending balance - Net principal	$ 259,364	$ 351,397	$ 801,127
Deferred fees and discounts	(2,165)	(1,978)	(10,261)
Ending Balance - Net book	$ 257,199	$ 349,419	$ 790,866

(1) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio
(2) Consists of loans that were both transferred to HFS and sold within the period reported

Allowance for Loan and Lease Losses was $16 million. The allowance for loan and lease losses ratio increased from 5.28% to 6.03% as the Parent loan portfolio declined from $349 million to $257 million.

	Quarter Ended
Allowance for Loan and Lease Losses	6/30/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 10,423	$ 8,031	$ 18,454
(Release) / Provision	(1,877)	(347)	(2,224)
Charge-offs, net	—	(716)	(716)
Ending balance	$ 8,546	$ 6,968	$ 15,514	6.03%

	Quarter Ended
	3/31/2013
	General	Specific	Total	% Loans
Beginning balance	$ 13,717	$ 4,651	$ 18,368
(Release) / Provision	(3,294)	12,647	9,353
Charge-offs, net	—	(9,267)	(9,267)
Ending balance	$ 10,423	$ 8,031	$ 18,454	5.28%

Non-performing Assets were $110 million, a decline of $24 million from the prior quarter due primarily to a $20 million decline in non-accrual loans. All collections on non-accrual loans are applied to the outstanding principal balance.

Non-performing Assets	6/30/2013		3/31/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans current	$ 51,457	5.77%	$ 40,371	4.26%
Non-accrual loans - delinquent 30-89 days	—	—	38,578	4.07
Non-accrual loans - delinquent 90+ days	46,547	5.22	39,238	4.15
Total non-accrual loans	98,004	10.99	118,187	12.48
Accruing loans - delinquent 90+ days	—	—	—	—
REO and foreclosed assets	12,379	1.39	15,787	1.67
Total non-performing assets	$ 110,383	12.38%	$ 133,974	14.15%

Troubled Debt Restructurings were $85 million, $78 million of which were on non-accrual and $27 million of which were delinquent as to payment status. At March 31, 2013 troubled debt restructurings were $98 million, $89 million of which were on non-accrual and $53 million of which were delinquent as to payment status.

CONSOLIDATED

Second Quarter 2013 Details

Net Income was $29 million or $0.15 per diluted share compared to net income of $29 million or $0.14 per diluted share in the prior quarter, as detailed below. Pretax income declined to $46 million compared to $51 million in the prior quarter, primarily due to a decline in interest income and an increase in non-interest expense.

	Quarter Ended
				6/30/13 vs. 3/31/13		6/30/13 vs. 6/30/12
	6/30/2013	3/31/2013	6/30/2012	$	%	$	%
($ in thousands)
Interest income	$ 108,405	$ 113,095	$ 117,982	$ (4,690)	(4)%	$ (9,577)	(8)%
Interest expense	18,474	18,163	20,164	(311)	(2)	1,690	8
Provision for loan and lease losses	4,832	12,505	10,536	7,673	61	5,704	54
Non-interest income	11,548	13,218	8,450	(1,670)	(13)	3,098	37
Non-interest expense	50,695	44,655	48,200	(6,040)	(14)	(2,495)	(5)
Income tax expense (benefit)	17,329	21,642	(340,017)	4,313	20	(357,346)	(105)
Net income	28,623	29,348	387,549	(725)	(2)	(358,926)	(93)

Interest Income was $108 million, a decrease of $5 million from the prior quarter, due to a $3 million decline in interest income on investments, primarily due to one-time events, and a $2 million decline in interest income on loans driven by declining yields.

Net Interest Margin was 4.74%, a decrease of 37 basis points from the prior quarter due primarily to declining loan yields and certain non-recurring items in the prior quarter. Net interest income was $90 million, a decrease of $5 million from the prior quarter.

Non-interest Income was $12 million compared to $13 million in the prior quarter, due to a $2 million decline in gain on the sale of assets.

Non-Interest Expense was $51 million, an increase of $6 million from the prior quarter due primarily to increased incentive compensation and higher real estate owned expenses. For the full year, operating expenses are projected to total $180-190 million and non-operating expenses are projected to total approximately $20 million.

	Quarter Ended
Non-Interest Expense	6/30/2013	3/31/2013
($ in thousands)
Compensation and benefits	$ 27,725	$ 24,982
Professional fees	1,757	1,468
Occupancy expenses	3,239	4,215
FDIC fees and assessments	1,582	1,554
General depreciation and amortization	1,571	1,526
Loan servicing expense	2,743	1,469
Other administrative expenses	6,056	6,810
Total operating expenses	44,673	42,024
Leased equipment depreciation	3,527	3,400
Expense of real estate owned and other foreclosed assets, net	1,972	(62)
Other non-interest expense, net	523	(707)
Total non-interest expense	$ 50,695	$ 44,655

Loans and Leases increased $313 million from the prior quarter as detailed below.

	Quarter Ended
Loan and Lease Roll Forward (1)	6/30/2013	3/31/2013	6/30/2012
($ in thousands)
Beginning balance	$ 6,358,214	$ 6,330,009	$ 5,988,262
New loans or commitment increases funded	709,964	574,616	595,737
Existing loans and leases
Principal repayments, net (2)	(374,242)	(444,695)	(322,348)
Leased equipment depreciation	(3,527)	(3,400)	(2,288)
Transfers to held for sale, net	—	(27,975)	(31,519)
Loan sales (3)	(18,015)	(58,128)	(58,789)
Transfers to foreclosed assets	—	(728)	(176)
Net charge-offs	(2,632)	(11,485)	(29,079)
Ending balance - Net principal	6,669,762	6,358,214	6,139,800
Deferred fees and discounts	(46,099)	(47,426)	(61,115)
Ending balance - Net book	$ 6,623,663	$ 6,310,788	$ 6,078,685

(1) Includes operating leases and equity investments related to operating leases which are included in Other Assets and Other Investments
(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), increases in existing term loans and other organic changes within the loan portfolio
(3) Consists of loans that were both transferred to HFS and sold within the period reported

Allowance for Loan and Lease Losses was $120 million, or 1.86% of the loan portfolio, compared to $118 million, or 1.92% at the end of the prior quarter. Net charge-offs as a percentage of average loans for the twelve month period ended June 30, 2013 were 0.79%, compared to 1.24% for the twelve month period ended March 31, 2013.

	Quarter Ended
Allowance for Loan and Lease Losses	6/30/2013
($ in thousands)	General	Specific	Total	% Loans
Beginning balance	$ 108,935	$ 9,358	$ 118,293
Provision	3,608	1,224	4,832
Charge-offs, net	—	(2,632)	(2,632)
Ending balance	$ 112,543	$ 7,950	$ 120,493	1.86%

	Quarter Ended
	3/31/2013
	General	Specific	Total	% Loans
Beginning balance	$ 110,790	$ 6,483	$ 117,273
(Release) / Provision	(1,855)	14,360	12,505
Charge-offs, net	—	(11,485)	(11,485)
Ending balance	$ 108,935	$ 9,358	$ 118,293	1.92%

Non-performing Assets were $173 million, an increase of $3 million from the prior quarter primarily due to a $7 million increase in non-accrual loans partially offset by a $5 million decline in REO and other foreclosed assets. All collections on non-accrual loans are applied to the outstanding principal balance.

Non-performing Assets	6/30/2013		3/31/2013
	Balance	% of Total Assets	Balance	% of Total Assets
($ in thousands)
Non-accrual loans - current	$ 105,359	1.21%	$ 64,540	0.76%
Non-accrual loans - delinquent 30-89 days	404	—	41,145	0.49
Non-accrual loans - delinquent 90+ days	50,314	0.59	42,963	0.50
Total non-accrual loans	156,077	1.80	148,648	1.75
Accruing loans - delinquent 90+ days	—	—	—	—
REO and foreclosed assets	16,560	0.19	21,332	0.25
Total non-performing assets	$ 172,637	1.99%	$ 169,980	2.00%

Troubled Debt Restructurings were $104 million, $97 million of which were on non-accrual and $27 million of which were delinquent as to payment status. At March 31, 2013 troubled debt restructurings were $120 million, $111 million of which were on non-accrual and $53 million of which were delinquent as to payment status.

Valuation Allowance related to the Company's deferred tax assets was $125 million, a decrease of $3 million from the end of the prior quarter, primarily due to changes in DTA balances for which we maintain a full valuation allowance. The net deferred tax asset at quarter end after subtracting the valuation allowance was $333 million, a decrease of $13 million from the prior quarter.

Consolidated Tax Expense was $17 million, which equates to an effective tax rate of 37.7%. The current quarter includes a $0.6 million benefit from the final settlement of a state tax audit and a $0.4 million reversal of a valuation allowance related to capital gains recognized during the quarter. Excluding these two items, the effective tax rate was 39.8%.

Book Value Per Share was $7.89 at the end of the quarter, an increase of $0.14 from the prior quarter. Total shareholders' equity was $1.6 billion at the end of the quarter, an increase of $33 million from the prior quarter.

Tangible Book Value Per Share was $7.01 at the end of the quarter, an increase of $0.14 from the end of the prior quarter.

Average Diluted Shares Outstanding were 197.3 million shares for the quarter, compared to 206.2 million shares for the prior quarter. Total outstanding shares at June 30, 2013 were 196.7 million.

No Share Repurchases were made during the quarter. From December 2010 through June 30, 2013, the Company repurchased 135.9 million shares, or approximately 42% of the December of 2010 starting balance of 323 million shares, at an average purchase price of $6.83 per share.

Quarterly Cash Dividend of $0.01 per common share was paid on June 28, 2013 to common shareholders of record on June 17, 2013.

CapitalSource Bank Call Report

CapitalSource Bank will file its Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041, for the quarter ended June 30, 2013 (the "Call Report") with the Federal Deposit Insurance Corporation ("FDIC") on or before July 30, 2013. The Call Report will subsequently be posted by the FDIC on its website at http://cdr.ffiec.gov/Public/.

About CapitalSource

CapitalSource Inc. (NYSE:CSE), through its wholly owned subsidiary CapitalSource Bank, makes commercial loans to small and middle-market businesses nationwide and offers depository products and services in 21 retail branches in southern and central California. CapitalSource, headquartered in Los Angeles, CA, had total assets of $8.7 billion and total deposits of $5.9 billion as of June 30, 2013. For more information, visit www.capitalsource.com.

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, strategies, goals, and projections and including statements about our expectations regarding interest spread and asset yield, CapitalSource Bank net interest margin, consolidated operating expenses, and deposit growth, all which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words 'anticipate,' 'assume,' 'intend,' 'believe,' 'expect,' 'estimate,' 'forecast,' 'plan,' 'position,' 'project,' 'will,' 'should,' 'would,' 'seek,' 'continue,' 'outlook,' 'look forward,' and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding preliminary and future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: changes in interest rates and lending spreads; competitive and other market pressures on product pricing and services; unfavorable changes in asset mix; changes in loan repayment levels due to negative impact of rate changes to discounts and premiums; compression of spreads on newly originated loans; higher than anticipated payoff levels; changes in our loan product could further compress NIM; higher than anticipated increases in operating expenses; increased litigation, asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; changes in economic or market conditions or investment or lending opportunities; reduced demand for our services due to strategic or regulatory reasons; and other factors described in CapitalSource's 2012 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

CapitalSource Second Quarter 2013 - Financial Supplement

Table of Contents

Consolidated Balance Sheets

Consolidated Statements of Comprehensive Income

Segment Balance Sheets

Segment Statements of Operations

Selected Financial Data

Credit Quality Data

CapitalSource Second Quarter 2013 - Financial Supplement

CapitalSource Inc.
Consolidated Balance Sheets
($ in thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)

ASSETS
Cash and cash equivalents	$ 174,364	$ 178,880
Interest-bearing deposits in other banks	70,498	110,208
Other short-term investments	35,000	9,998
Restricted cash	62,287	104,044
Investment securities:
Available-for-sale, at fair value	989,780	1,079,025
Held-to-maturity, at amortized cost	122,570	108,233
Total investment securities	1,112,350	1,187,258
Loans held for sale	—	22,719
Loans held for investment	6,523,168	6,192,858
Less deferred loan fees and discounts	(46,099)	(53,628)
Total loans held for investment	6,477,069	6,139,230
Less allowance for loan and lease losses	(120,493)	(117,273)
Total loans held for investment, net	6,356,576	6,021,957
Interest receivable	25,362	29,112
Other investments	55,388	60,363
Goodwill	173,135	173,135
Deferred tax asset, net	333,164	362,283
Other assets	280,582	289,048
Total assets	$ 8,678,706	$ 8,549,005

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$ 5,861,497	$ 5,579,270
Term debt	—	177,188
Other borrowings	1,085,266	1,005,738
Other liabilities	180,298	161,637
Total liabilities	7,127,061	6,923,833

Shareholders' equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 196,696,797 and 209,551,674 shares issued and outstanding, respectively)	1,967	2,096
Additional paid-in capital	3,031,572	3,157,533
Accumulated deficit	(1,505,080)	(1,559,107)
Accumulated other comprehensive income, net	23,186	24,650
Total shareholders' equity	1,551,645	1,625,172
Total liabilities and shareholders' equity	$ 8,678,706	$ 8,549,005

CapitalSource Second Quarter 2013 - Financial Supplement

CapitalSource Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net interest income:
Interest income:
Loans and leases	$ 100,946	$ 102,889	$ 108,301	$ 203,835	$ 217,371
Investment securities	7,040	9,893	9,236	16,933	19,953
Other	419	313	445	732	735
Total interest income	108,405	113,095	117,982	221,500	238,059
Interest expense:
Deposits	12,747	12,106	12,640	24,853	25,931
Borrowings	5,727	6,057	7,524	11,784	15,091
Total interest expense	18,474	18,163	20,164	36,637	41,022
Net interest income	89,931	94,932	97,818	184,863	197,037
Provision for loan and lease losses	4,832	12,505	10,536	17,337	21,608
Net interest income after provision for loan and lease losses	85,099	82,427	87,282	167,526	175,429
Non-interest income:
Loan fees	4,266	3,112	3,057	7,378	7,725
Leased equipment income	5,020	4,825	3,258	9,845	6,516
Gain (loss) on investments, net	1,104	1,878	(620)	2,982	(927)
Gain on derivatives, net	978	814	432	1,792	329
Other non-interest income, net	180	2,589	2,323	2,769	6,357
Total non-interest income	11,548	13,218	8,450	24,766	20,000
Non-interest Expense:
Compensation and benefits	27,725	24,982	25,408	52,707	51,824
Professional fees	1,757	1,468	3,089	3,225	6,689
Occupancy expenses	3,239	4,215	6,221	7,454	9,980
FDIC fees and assessments	1,582	1,554	1,463	3,136	2,912
General depreciation and amortizations	1,571	1,526	1,511	3,097	3,206
Loan servicing expense	2,743	1,469	6,274	4,212	10,045
Other administrative expenses	6,056	6,810	7,348	12,866	13,197
Total operating expenses	44,673	42,024	51,314	86,697	97,853
Leased equipment depreciation	3,527	3,400	2,288	6,927	4,576
Expense of real estate owned and other foreclosed assets, net	1,972	(62)	3,821	1,910	4,271
Loss on extinguishment of debt	—	—	(8,142)	—	(8,059)
Other non-interest expense, net	523	(707)	(1,081)	(184)	(1,391)
Total non-interest expense	50,695	44,655	48,200	95,350	97,250
Net income before income taxes	45,952	50,990	47,532	96,942	98,179
Income tax expense (benefit)	17,329	21,642	(340,017)	38,971	(314,308)
Net income	28,623	29,348	387,549	57,971	412,487

Other comprehensive income (loss), net of tax
Unrealized gain (loss) on available-for-sale securities, net of tax	165	(1,629)	(960)	(1,464)	487
Unrealized loss on foreign currency translation, net of tax	—	—	—	—	(351)
Other comprehensive income (loss)	165	(1,629)	(960)	(1,464)	136
Comprehensive income	$ 28,788	$ 27,719	$ 386,589	$ 56,507	$ 412,623

Net income per share:
Basic	$ 0.15	$ 0.15	$ 1.71	$ 0.29	$ 1.76
Diluted	$ 0.15	$ 0.14	$ 1.66	$ 0.29	$ 1.72
Average shares outstanding:
Basic	192,422,552	201,408,526	226,532,286	196,915,539	233,805,456
Diluted	197,287,617	206,240,213	233,097,739	201,763,915	240,348,137
Dividends declared per share	$ 0.01	$ 0.01	$ 0.01	$ 0.02	$ 0.02

CapitalSource Inc.
Segment Balance Sheets
(Unaudited)
($ in thousands)

	June 30, 2013				March 31, 2013
	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
ASSETS

Cash and cash equivalents and restricted cash	$ 158,026	$ 184,123	$ —	$ 342,149	$ 309,943	$ 129,358	$ —	$ 439,301
Investment securities:
Available-for-sale	957,802	31,978	—	989,780	946,906	25,514	—	972,420
Held-to-maturity	122,570	—	—	122,570	103,683	—	—	103,683
Loans	6,219,463	257,200	406	6,477,069	5,840,160	357,682	(332)	6,197,510
Allowance for loan and lease losses	(104,979)	(15,514)	—	(120,493)	(99,839)	(18,454)	—	(118,293)
Loans, net of allowance for loan and lease losses	6,114,484	241,686	406	6,356,576	5,740,321	339,228	(332)	6,079,217
Receivables due from affiliates	2,927	7,866	(10,793)	—	1,738	11,069	(12,807)	—
Other assets	456,337	425,938	(14,644)	867,631	453,508	441,975	(7,427)	888,056
Total assets	$ 7,812,146	$ 891,591	$ (25,031)	$ 8,678,706	$ 7,556,099	$ 947,144	$ (20,566)	$ 8,482,677

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Deposits	$ 5,861,497	$ —	$ —	$ 5,861,497	$ 5,732,950	$ —	$ —	$ 5,732,950
Borrowings	675,000	410,266	—	1,085,266	600,000	483,941	—	1,083,941
Balance due to affiliates	7,866	2,927	(10,793)	—	11,069	1,738	(12,807)	—
Other liabilities	103,914	94,365	(17,981)	180,298	75,834	82,271	(10,500)	147,605
Total liabilities	6,648,277	507,558	(28,774	7,127,061	6,419,853	567,950	(23,307)	6,964,496

Shareholders' equity:
Common stock	921,000	1,967	(921,000)	1,967	921,000	1,958	(921,000)	1,958
Additional paid-in capital/retained earnings/deficit	235,913	358,880	931,699	1,526,492	202,726	354,215	936,261	1,493,202
Accumulated other comprehensive income, net	6,956	23,186	(6,956)	23,186	12,520	23,021	(12,520)	23,021
Total shareholders' equity	1,163,869	384,033	3,743	1,551,645	1,136,246	379,194	2,741	1,518,181

Total liabilities and shareholders' equity	$ 7,812,146	$ 891,591	$ (25,031)	$ 8,678,706	$ 7,556,099	$ 947,144	$ (20,566)	$ 8,482,677

CapitalSource Inc.
Segment Statements of Operations
(Unaudited)
($ in thousands)

	Three Months Ended June 30, 2013				Three Months Ended March 31, 2013
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income:
Loans and leases	$ 94,784	$ 4,904	$ 1,258	$ 100,946	$ 93,295	$ 8,821	$ 773	$102,889
Investment securities	6,048	992	—	7,040	8,772	1,121	—	9,893
Other	405	14	—	419	289	24	—	313
Total interest income	101,237	5,910	1,258	108,405	102,356	9,966	773	113,095
Interest expense:
Deposits	12,747	—	—	12,747	12,106	—	—	12,106
Borrowings	2,683	3,044	—	5,727	2,685	3,372	—	6,057
Total interest expense	15,430	3,044	—	18,474	14,791	3,372	—	18,163
Net interest income	85,807	2,866	1,258	89,931	87,565	6,594	773	94,932
Provision for loan and lease losses	7,056	(2,224)	—	4,832	3,152	9,353	—	12,505
Net interest income (loss) after provision for loan and lease losses	78,751	5,090	1,258	85,099	84,413	(2,759)	773	82,427
Non-interest income:
Loan fees	4,071	195	—	4,266	2,944	168	—	3,112
Leased equipment income	5,020	—	—	5,020	4,825	—	—	4,825
Other non-interest income, net	6,025	433	(4,196)	2,262	5,764	5,074	(5,557)	5,281
Total non-interest income, net	15,116	628	(4,196)	11,548	13,533	5,242	(5,557)	13,218
Non-interest expense:
Compensation and benefits	26,984	741	—	27,725	24,568	414	—	24,982
Professional fees	1,208	549	—	1,757	1,003	465	—	1,468
Leased equipment depreciation	3,527	—	—	3,527	3,400	—	—	3,400
Expense of real estate owned and other foreclosed assets, net	(3)	1,975	—	1,972	(12)	(50)	—	(62)
Other non-interest expense, net	11,689	7,966	(3,941)	15,714	9,947	9,824	(4,904)	14,867
Total non-interest expense, net	43,405	11,231	(3,941)	50,695	38,906	10,653	(4,904)	44,655
Net income (loss) before income taxes	50,462	(5,513)	1,003	45,952	59,040	(8,170)	120	50,990
Income tax expense (benefit)	20,392	(3,063)	—	17,329	24,397	(2,755)	—	21,642
Net income (loss)	$ 30,070	$ (2,450)	$ 1,003	$ 28,623	$ 34,643	$ (5,415)	$ 120	$ 29,348

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
Net interest income:	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED	CAPITALSOURCE BANK	OTHER COMMERCIAL FINANCE	INTERCOMPANY ELIMINATIONS	CONSOLIDATED
Interest income:
Loans and leases	$ 188,079	$ 13,725	$ 2,031	$ 203,835	$ 176,538	$ 43,186	$ (2,353)	$ 217,371
Investment securities	14,820	2,113	—	16,933	17,503	2,450	—	19,953
Other	694	38	—	732	691	44	—	735
Total interest income	203,593	15,876	2,031	221,500	194,732	45,680	(2,353)	238,059
Interest expense:
Deposits	24,853	—	—	24,853	25,931	—	—	25,931
Borrowings	5,368	6,416	—	11,784	5,522	9,569	—	15,091
Total interest expense	30,221	6,416	—	36,637	31,453	9,569	—	41,022
Net interest income	173,372	9,460	2,031	184,863	163,279	36,111	(2,353)	197,037
Provision for loan and lease losses	10,208	7,129	—	17,337	14,472	7,136	—	21,608
Net interest income after provision for loan and lease losses	163,164	2,331	2,031	167,526	148,807	28,975	(2,353)	175,429
Non-interest income:
Loan fees	7,015	363	—	7,378	6,096	1,629	—	7,725
Leased equipment income	9,845	—	—	9,845	6,516	—	—	6,516
Other non-interest income, net	11,789	5,507	(9,753)	7,543	16,055	3,456	(13,752)	5,759
Total non-interest income, net	28,649	5,870	(9,753)	24,766	28,667	5,085	(13,752)	20,000
Non-interest expense:
Compensation and benefits	51,552	1,155	—	52,707	49,564	2,260	—	51,824
Professional fees	2,211	1,014	—	3,225	3,211	3,478	—	6,689
Leased equipment depreciation	6,927	—	—	6,927	4,576	—	—	4,576
Expense of real estate owned and other foreclosed assets, net	(15)	1,925	—	1,910	1,318	2,953	—	4,271
Loss on extinguishment of debt	—	—	—	—	—	(8,059)	—	(8,059)
Other non-interest expense, net	21,636	17,790	(8,845)	30,581	25,674	26,557	(14,282)	37,949
Total non-interest expense, net	82,311	21,884	(8,845)	95,350	84,343	27,189	(14,282)	97,250
Net income (loss) before income taxes	109,502	(13,683)	1,123	96,942	93,131	6,871	(1,823)	98,179
Income tax expense (benefit)	44,789	(5,818)	—	38,971	38,265	(352,573)	—	(314,308)
Net income (loss)	$ 64,713	$ (7,865)	$ 1,123	$ 57,971	$ 54,866	$ 359,444	$ (1,823)	$ 412,487

CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
CapitalSource Bank Segment:

Performance ratios:
Return on average assets	1.58%	1.89%	1.33%	1.73%	1.59%
Return on average equity	10.46%	12.61%	9.15%	11.51%	10.77%
Return on average tangible equity	12.30%	14.92%	11.03%	13.58%	12.96%
Yield on average interest earning assets	5.65%	5.94%	5.89%	5.79%	6.01%
Cost of interest bearing liabilities	0.97%	0.96%	1.05%	0.97%	1.08%
Deposits	0.88%	0.87%	0.95%	0.88%	0.99%
Borrowings	1.79%	1.82%	1.89%	1.80%	1.93%
Net interest spread	4.68%	4.98%	4.84%	4.82%	4.93%
Net interest margin	4.79%	5.08%	4.95%	4.93%	5.04%
Operating expenses as a percentage of average total assets	2.08%	1.95%	2.29%	2.01%	2.28%
Efficiency ratio (1)	40.59%	37.06%	43.49%	38.82%	42.14%
Loan yield	6.45%	6.68%	7.09%	6.56%	7.17%
Capital ratios:
Tier 1 leverage	13.51%	13.38%	12.69%	13.51%	12.69%
Total risk-based capital	16.18%	16.68%	16.20%	16.18%	16.20%
Tangible common equity to tangible assets	12.97%	13.05%	12.45%	12.97%	12.45%
Average balances ($ in thousands):
Average loans	$ 5,895,895	$ 5,659,939	$ 4,973,262	$ 5,778,569	$ 4,953,739
Average assets	7,618,652	7,443,015	6,963,062	7,531,319	6,936,910
Average interest earning assets	7,186,016	6,991,196	6,558,331	7,089,144	6,519,945
Average deposits	5,784,433	5,638,528	5,334,190	5,711,884	5,285,881
Average borrowings	601,868	599,278	585,791	600,580	576,764
Average equity	1,153,504	1,114,577	1,013,953	1,134,148	1,024,404

Other Commercial Finance Segment:

Performance ratios:
Yield on average interest earning assets	5.57%	7.49%	9.20%	6.64%	8.81%
Cost of interest bearing liabilities	2.71%	2.67%	2.78%	2.69%	2.67%
Net interest spread	2.86%	4.82%	6.42%	3.95%	6.14%
Net interest margin	2.70%	4.95%	7.29%	3.96%	6.96%
Loan yield	5.72%	8.17%	9.91%	7.08%	9.22%
Average balances ($ in thousands):
Average loans	$ 344,136	$ 437,784	$ 881,960	$ 390,701	$ 941,992
Average assets	933,295	1,084,606	1,224,451	1,008,533	1,329,874
Average interest earning assets	425,389	539,980	1,004,777	482,368	1,042,642
Average borrowings	449,933	511,270	690,928	480,432	721,629
Average equity	383,888	479,661	443,584	431,510	456,168

Consolidated CapitalSource Inc.: (2)

Performance ratios:
Return on average assets	1.35%	1.40%	18.99%	1.37%	10.04%
Return on average equity	7.46%	7.45%	106.31%	7.45%	55.75%
Return on average tangible equity	8.40%	8.36%	120.59%	8.38%	63.13%
Yield on average interest earning assets	5.71%	6.09%	6.27%	5.90%	6.33%
Cost of interest bearing liabilities	1.08%	1.09%	1.23%	1.09%	1.25%
Net interest spread	4.63%	5.00%	5.04%	4.81%	5.08%
Net interest margin	4.74%	5.11%	5.20%	4.92%	5.24%
Efficiency ratio (1)	45.61%	40.12%	49.35%	42.77%	46.06%
Operating expenses as a percentage of average total assets	2.10%	1.98%	2.50%	2.04%	2.37%
Leverage ratios:
Equity to total assets (as of period end)	17.88%	17.90%	20.79%	17.88%	20.79%
Tangible common equity to tangible assets	16.20%	16.18%	19.15%	16.20%	19.15%
Average balances ($ in thousands):
Average loans	$ 6,239,609	$ 6,097,633	$ 5,856,981	$ 6,169,013	$ 5,898,122
Average assets	8,528,821	8,509,511	8,206,790	8,519,220	8,265,363
Average interest earning assets	7,610,983	7,531,086	7,564,867	7,571,255	7,564,978
Average borrowings	1,051,801	1,110,547	1,276,719	1,081,012	1,298,393
Average deposits	5,784,433	5,638,528	5,334,190	5,711,884	5,285,881
Average equity	1,539,984	1,597,024	1,466,177	1,568,346	1,487,869

(1) Efficiency ratio is defined as operating expense (non-interest expense less REO expense, early debt term expense, provision for unfunded commitments and lease depreciation) divided by net interest and non-interest income, less leased equipment depreciation.
(2) Applicable ratios have been calculated on a continuing operations basis.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Loans 30-89 days contractually delinquent:
As a % of total loans(1)	0.01%	0.71%	0.40%	0.51%	0.01%
Loans 30-89 days contractually delinquent	$ 0.4	$ 43.7	$ 24.5	$ 30.3	$ 0.7

Loans 90 or more days contractually delinquent:
As a % of total loans(1)	0.78%	0.69%	0.63%	0.72%	1.00%
Loans 90 or more days contractually delinquent	$ 50.3	$ 43.0	$ 39.1	$ 43.2	$ 60.2

Loans on non-accrual:(2)
As a % of total loans(1)	2.41%	2.40%	1.94%	2.66%	3.26%
Loans on non-accrual	$ 156.1	$ 148.6	$ 119.7	$ 158.8	$ 196.0

Impaired loans:(3)
As a % of total loans(4)	2.51%	2.41%	3.29%	4.51%	5.98%
Impaired loans	$ 162.4	$ 148.9	$ 201.7	$ 266.1	$ 357.5

Allowance for loan and lease losses:
As a % of total loans(4)	1.86%	1.92%	1.91%	2.15%	2.23%
As a % of non-accrual loans	77.20%	79.58%	97.96%	79.75%	68.02%
Allowance for loan and lease losses	$ 120.5	$ 118.3	$117.3	$126.6	$ 133.4

Net charge offs (last twelve months):
As a % of total average loans	0.79%	1.24%	1.27%	2.09%	2.30%
Net charge offs (last twelve months)	$48.2	$74.4	$75.8	$123.7	$ 134.0

(1) Includes loans held for investment, loans held for sale and deferred loan fees and discounts. Excludes allowance for loan and lease losses.
(2) Includes loans with an aggregate principal balance of $50.3 million, $43.0 million, $39.1 million, $43.2 million, and $60.2 million as of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively, that were also classified as loans 90 or more days contractually delinquent. Also includes non-performing loans held for sale that had an aggregate principal balance of $8.3 million and $2.4 million, as of March 31, 2013 and December 31, 2012, respectively. As of June 30, 2013, September 30, 2012, and June 30, 2012 there were no non-performing loans classified as held for sale.
(3) Includes loans with an aggregate principal balance of $50.3 million, $43.0 million, $38.1 million, $43.2 million, and $60.2 million as of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively, that were also classified as loans 90 or more days contractually delinquent, and loans with an aggregate principal balance of $156.1 million, $140.4 million, $117.3 million, $158.8 million, and $196.0 million as of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively, that were also classified as loans on non-accrual status.
(4) Includes loans held for investment and deferred loan fees and discounts. Excludes the allowance for loan and lease losses.
CONTACT: Investor Relations:
         Dennis Oakes
         Senior Vice President, Investor Relations
         & Corporate Communications
         (212) 321-7212
         doakes@capitalsource.com

         Media Relations:
         Michael Weiss
         Director of Communications
         (301) 841-2918
         mweiss@capitalsource.com